UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2012

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (the “Current Report”) of General Cable Corporation, a Delaware corporation (the “Company”), including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  Forward-looking statements can generally be identified as statements containing the words “believe,” “expect,” “may,” “could,” “anticipate,” “intend,” “should,” “estimate,” “project,” “will,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words.  In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control.  These risks, uncertainties, and factors specific to the Alcan Cable acquisition include, but are not limited to: (1) the occurrence of any event, change or other circumstance that would result in the termination or delay of the proposed Alcan Cable acquisition, (2) the inability to complete the proposed acquisition due to the failure of the Company or Alcan Cable to satisfy any of the conditions to the closing of the acquisition, including the failure to obtain necessary regulatory approvals, (3) the risk that the proposed acquisition could disrupt the plans and operations of the Company, Alcan Cable or both and the potential difficulties of employee retention as a result of the acquisition, and (4) the risk that the Company may not realize the expected financial and other benefits from the proposed acquisition. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the risk factors described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2012, as well as any current and periodic reports filed with the SEC subsequent to such date.  Forward looking statements reflect the views and assumptions of management as of the date of this Current Report with respect to future events.  The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.  The inclusion of any statement in this Current Report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Rio Tinto Alcan Inc., a corporation organized under the Canada Business Corporations Act (“RTA”), Alcan Asia Limited, a company limited by shares organized under the laws of Hong Kong (“Alcan Asia”), and Alcan Corporation, a Texas corporation (“Alcan Corp.” and, collectively with RTA and Alcan Asia, the “Sellers”).

Pursuant to the Purchase Agreement, the Company agreed to acquire the Sellers’ worldwide wire and cable business (the “Business”) for an aggregate cash purchase price of $185 million (the “Purchase Price”), subject to adjustment as provided in the Purchase Agreement (the “Transaction”).  The Transaction is structured as a stock purchase of entities in the United States, Hong Kong, China and Mexico and as a purchase of assets in Canada.  The closing with respect to the portion of the Business operated in the United States, Canada and Mexico (the “North America Closing”) will occur on or before the closing with respect to the portion of the Business operated in China (the “China Closing” and, collectively with the North America Closing, the “Closing”).

The Purchase Agreement provides that the Purchase Price may be increased or decreased.  The Purchase Price will be decreased by the amount of net indebtedness (borrowed money, capital leases and guaranties, but excluding intracompany debt) and net intracompany indebtedness (intracompany debt less intracompany assets) remaining in the Business as of the Closing.  In addition, the Purchase Price will be increased or decreased by the difference between the North America working capital and the China working capital each in comparison to target levels of working capital.

The Company and the Sellers have made customary representations and warranties in the Purchase Agreement and have agreed to customary covenants, including the Sellers’ covenant regarding operation of the Business prior to the Closing and the Sellers’ covenant prohibiting the Sellers, their affiliates and their representatives from soliciting, or providing confidential information or entering into discussions with respect to, alternative transactions.

The Transaction does not require the approval of the Company’s stockholders and is not conditioned on receipt of financing by the Company.  The Transaction is subject to customary closing conditions, including, among others, the absence of certain legal impediments to consummation of the Transaction and competition law filings with governmental authorities.  In the Purchase Agreement, the Sellers have agreed to a three year covenant not to compete that prevents them during that period from establishing, owning, operating, financing, or controlling a business in the United States, Canada, Mexico or the People’s Republic of China that competes with the Business, subject to certain exceptions and limitations, including, among others, making non-control investments in public companies engaging in a competing Business and engaging in a competing Business if the competing Business was conducted on May 18, 2012 by the Sellers or their controlled affiliates.

The Purchase Agreement may be terminated by the Company or the Sellers, other than due to the failure of the terminating party to fulfill its or their obligations under the Purchase Agreement, if the Closing of the Transaction shall not have taken place on or before July 17, 2012, subject to extension to January 13, 2013 (the “Long-stop Date”) if required regulatory approvals have not been obtained.  The Long-stop Date is subject to further extension to March 14, 2013 as a result of requirements imposed by a governmental authority.  The North America Closing is a condition to the China Closing.  As a result, the Long-stop Date may be extended to May 17, 2013 with respect to the China Closing if the conditions to the China Closing have been satisfied prior to the conditions to the North America Closing having been satisfied and the delay in the China Closing causes the resubmission of filings and documents related to the regulatory approval of the China Closing.  The Purchase Agreement may be terminated by the Company or the Sellers if the non-terminating party has breached its obligations under the Purchase Agreement and also in the event of other customary termination events.  The Company will be required to pay the Sellers a reverse termination fee of approximately 5.7% of the Purchase Price for a failure to receive regulatory approvals for the North America Closing that would not result in a significant detriment to the Company.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Item 8.01	Other Events.

On May 21, 2012, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto.  The information being furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)            The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

May 21, 2012	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

99.1	General Cable Corporation Press Release dated May 21, 2012	Furnished
Herewith